Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-44388), on Form S-8 (No. 333-83653) and on Forms S-3 and S-3/A (No. 333-67361) and on Forms S-8 and S-3 (Nos. 33-88712) of our
report dated March 30, 2001, relating to the consolidated financial statements, which appear in Hudson Hotels Corporation Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statements.


/s/ BONADIO & CO., LLP

Rochester, New York
March 30, 2001